Exhibit 5.1

SHAW PITTMAN LLP

2300 N Street, N.W.

Washington, D.C. 20037

                August 5, 2004

American Campus Communities, Inc.

805 Las Cimas Parkway, Suite 400

Austin, TX 78746

Re:	Registration Statement on Form S-11
File No. 333-114813

Ladies and Gentlemen:

We have acted as special Maryland counsel to American Campus Communities, Inc., a Maryland corporation (the “Company”), in connection with the Company’s filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of a registration statement on Form S-11, No. 333-114813 (the “Registration Statement”) and the prospectus included therein (the “Prospectus”). The Registration Statement, including the Prospectus, relates to the public offering of up to 13,915,000 shares of the Company’s common stock, par value $.01 per share (the “Shares”), as described therein.

For the purposes of this opinion, we have examined copies of the following documents:

1.	the Prospectus;

2.	the Registration Statement;

3.	the form of Underwriting Agreement, filed as Exhibit 1.1 to the Registration Statement, to be entered into by the Company and the several underwriters to be named therein, relating to the offer and sale of the Shares (the “Underwriting Agreement”);

American Campus Communities, Inc.

August 5, 2004

4.	the Articles of Incorporation of the Company (the “Articles”), as amended, restated or supplemented, in the form filed with the Maryland State Department of Assessments and Taxation (“SDAT”) on August 5, 2004 and certified to us by the Secretary of the Company as being in effect as of the date hereof;

5.	the Bylaws of the Company (the “Bylaws”), as amended, restated or supplemented, in the form certified to us by the Secretary of the Company as being in effect as of the date hereof;

6.	the resolutions of the Board of Directors of the Company dated April 22, 2004, July 8, 2004, July 26, 2004 and August 4, 2004 (collectively, the “Resolutions”);

7.	a certificate of the Secretary of the Company dated as of the date hereof; and

8.	such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

In our examination of the aforesaid documents, we have assumed the legal capacity of all natural persons, the authority of all entities other than the Company, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.

In connection with the opinions expressed below, we have assumed that, at and prior to the time of the sale and delivery of Shares pursuant to the Registration Statement, (i) the Resolutions shall not have been amended, modified or rescinded, (ii) the Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued, nor any proceedings with respect thereto commenced or threatened, (iii) the Underwriting Agreement shall have been executed by all parties thereto, and (iv) no change in law materially adversely affecting the power of the Company to offer and sell the Shares or the validity of the Shares shall have occurred. We also have assumed that the offering, sale and delivery of Shares will not at the time of such offering, sale and delivery violate or conflict with (1) any amendment, restatement or supplement of the Company’s Articles or Bylaws that is dated after the date hereof, (2) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Company is then a party or by which the Company is then bound, or (3) any law or regulation or

American Campus Communities, Inc.

August 5, 2004

any decree, judgment or order then applicable to the Company. We further have assumed that the number of Shares to be offered and sold pursuant to the Registration Statement will not at the time of such offering and sale exceed the amount of such class of capital stock authorized in the Articles, as then amended, restated or supplemented, and remaining unissued (and not otherwise reserved for issuance) at such time.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, when sold, issued and delivered by the Company in accordance with the Registration Statement and the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

This opinion is limited to the laws of the United States and, except as provided below, the laws of the State of Maryland. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. We express no opinion as to compliance with any state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. This opinion has been prepared for your use in connection with the filing of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” The giving of this consent, however, does not constitute an admission that we are “experts” within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ SHAW PITTMAN LLP